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                      AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to Section 12.9 of the Participation Agreement, made and entered into as of the 1st day of May, 2000, by and among, First Allmerica Financial Life Insurance Company, Warburg Pincus Trust, Credit Suisse Asset Management, LLC, and Credit Suisse Asset Management Securities, Inc., the partied do hereby agree to amend Schedule 1 of the Participation Agreement to reflect the following:

               1.   Separate Account KG is hereby added to Schedule 1.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and behalf by its duly authorized representative. The Amendment shall take effect on August 25, 2000.

                             FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY By its authorized officer and not individually

                             By:      _/s/ Richard M. Reilly_________
                                      Richard M. Reilly
                                      President

                             WARBURG, PINCUS TRUST
                             By its authorized officer and not individually

                             By:      _/s/ Hal Liebes_______________
                                      Hal Liebes
                                      Secretary

                             CREDIT SUISSE ASSET MANAGEMENT, LLC
                             By its authorized officer

                             By:      _/s/ Hal Liebes_______________
                                      Hal Liebes
                                      General Counsel and Managing Director

                             CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC. By its authorized officer

                             By:      _/s/ Hal Liebes_______________

                                      Hal Liebes
                                      Secretary